UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 14, 2012 (December 10, 2012)

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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 10, 2012, Ascent Solar Technologies, Inc. (the Company) and TFG Radiant Investment Group Ltd. (TFGR) executed a services agreement. The agreement covers product design, product development and manufacturing coordination activities provided by TFGR to the Company in connection with the Company's new line of consumer electronics products. The services agreement has a one year term initially, and the services agreement may be terminated by either party upon 10 days prior written notice.
Under the services agreement, the Company will make certain quarterly cash payments of $200,000 to TFGR, for the services performed.
TFGR currently owns approximately 31% of the Company's outstanding common stock.
TFGR is a joint venture of Radiant Group (www.sradiant.com), a Chinese conglomerate in construction and real estate, and Tertius Financial Group, a private investment firm based in Singapore.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
99.1 Services Agreement dated December 10, 2012 between the Company and TFGR.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

December 14, 2012	By:	/s/ Gary Gatchell
Name: Gary Gatchell
Title: Chief Financial Officer and Secretary